Exhibit 99.1

Sipex and Silan Sign Definitive Strategic Agreement

Monday February 27, 8:05 pm ET

Sipex Offers Multiple Fab Sources for its Products

HANGZHOU, China, Feb. 27 /PRNewswire-FirstCall/ —Sipex Corporation (OTC: SIPX.PK - News) today announced the signing of a definitive agreement with Hangzhou Silan Microelectronics Co., Ltd. and Hangzhou Silan Integrated Circuit Co., Ltd. This agreement covers foundry manufacturing, product licenses, process technology transfers and fab equipment sales.

“We are very excited to finalize our agreement,” said Ralph Schmitt, CEO of Sipex. “We are pleased with the progress of transferring our process technologies to Silan. They have been a great partner to date, and with the formalization of our relationship I expect we will be even more successful together.”

Silan has already seen excellent yielding material out of two different process technologies. The expectation is to complete all process qualifications in this year. During the transfer, production at the Sipex Milpitas fab has continued with excellent output.

“I want to thank our employees in Milpitas who have kept our fab fully operational during this transition time,” stated Joel Camarda, SVP of Operations for Sipex. “We continue to need their support as we transition to a fabless company. Silan and Sipex engineers have also been working diligently to ensure that we meet the scheduled transfer. This is critical to ensuring support of our customers.”

Silan currently has two 5-inch fab lines that are running 20,000 IC wafers/month, plus 20,000 discrete product wafers per month. The production capacity of the Silan fab will ramp to 34,000 wafers per month, providing Sipex with significant upside potential. The Sipex equipment will be sent to Silan after the transition is complete, giving Silan the ability to increase their output by migrating to the 6-inch equipment.

Fan Wei-Hong, general manager of Silan-IC, expressed his support of the partnership. “This agreement will enable both companies to grow our businesses and be more competitive in the analog market. The competencies of the two companies match very well.”

Sipex and Silan-IC expect to further evolve this strategic relationship into other areas for expansion of their businesses. This will allow for significant leverage in attacking the rapidly growing Greater China marketplace.

About Sipex Corporation

Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (IC). Sipex serves the broad analog signal processing market with interface, power management and optical storage ICs for use in automotive, portable products, computing, communications, and networking infrastructure markets. The company is headquartered in Milpitas, California with additional offices in Belgium, Canada, China, Germany, Japan and Taiwan. Sipex sells products direct and through its distribution channels. For more information about Sipex, visit www.sipex.com.

About Silan Microelectronics

Hangzhou Silan Microelectronics Co., LTD., a company incorporated in Hangzhou, China (“Silan”), is an integrated circuit design company focused on integrated circuits used in audio/video equipment and other consumer products. In March 2003 Silan had a successful IPO on the Shanghai Stock Exchange (SSE) as the first IC design company listed on the SSE (stock code 600460).

About Silan-IC

Hangzhou Silan Integrated Circuits Co., Ltd., a company incorporated in Xiasha Economic & Technology Development Area, Hangzhou, China (“Silan-IC”), manufactures bipolar and BiCMOS technologies in two wafer fabs with a total clean room area of more than 10,000 square meters.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the transaction between Sipex and Silan, including the expected benefits of the transaction, future opportunities for Sipex, the manufacturing of its products, the timing of the qualification of Sipex’s processes at Silan, the success of Sipex’s new strategy, the expected synergies between Sipex and Silan and any other statements regarding Sipex’s or Silan’s future expectations, beliefs, goals or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the word “expectations” and similar expressions) should also be considered forward- looking statements. A number of important risks and other factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including that regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the possibility that the parties may be unable to achieve all or any of the expected benefits of the relationship within the anticipated time-frames or at all; the risk that the expected synergies between Sipex and Silan may not be as significant as currently anticipated; the possibility that manufacturing processes and wafer testing may not be qualified following the transfer from Sipex to Silan; the possibility that operating costs, customer loss, transition times and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction. Sipex assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

For additional information, contact:

Ralph Schmitt, CEO

Tel: 408-934-7500

Email: rschmitt@sipex.com